SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Cray Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	Fee not required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

NOTICE OF 2002 ANNUAL MEETING OF SHAREHOLDERS

Dear Cray Inc. Shareholder:

      You are cordially invited to attend the Annual Meeting of Shareholders of Cray Inc. which will be held on the 7th floor of our corporate headquarter offices, located at Merrill Place, 411 First Avenue South, Seattle, Washington 98104-2860, on May 29, 2002, at 2:00 p.m.

      At this year’s meeting, shareholders will have the opportunity to vote on the following matters:

1. Election of two directors to serve three-year terms;

2. Approval of the 2001 Employee Stock Purchase Plan; and

3. Any other business that may properly come before the meeting.

      If you were a shareholder of record on March 25, 2002, you will be entitled to vote on these matters.

      At the meeting, management will review our performance during the past year and comment on the Company’s outlook. You will have an opportunity to ask questions about Cray Inc. and its operations.

      Regardless of the number of shares you own, your vote is important. Please sign and return the proxy card in the enclosed envelope at your earliest convenience.

      Details of the business to be conducted are more fully described in the accompanying Proxy Statement.

      We look forward to seeing you. Thank you for your ongoing support of and interest in Cray.

Sincerely,

JAMES E. ROTTSOLK
Chairman and Chief Executive Officer

Seattle, Washington

April 15, 2002

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
INFORMATION ABOUT OUR COMMON STOCK OWNERSHIP
INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS
The Board of Directors
The Committees of the Board
How We Compensate Directors
The Executive Officers
How We Compensate Executive Officers
STOCK PERFORMANCE GRAPH
DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD
Proposal 2: Approval of the 2001 Employee Stock Purchase Plan
Other Business
INFORMATION ABOUT SHAREHOLDER PROPOSALS AND NOMINATING DIRECTOR CANDIDATES
Shareholder Proposals
Director Candidates

PROXY STATEMENT

IMPORTANT

     Whether or not you expect to attend in person, we urge you to sign, date, and return the enclosed Proxy at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly signing, dating, and returning the Proxy will save us the expense and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed for that purpose. Sending in your Proxy will not prevent you from voting your stock at the meeting if you desire to do so, as your Proxy is revocable at your option.

CRAY INC.

411 First Avenue South, Suite 600
Seattle, Washington 98104-2860

PROXY STATEMENT FOR

ANNUAL MEETING OF SHAREHOLDERS
May 29, 2002

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Q:	Why did you send me this proxy statement?

A:	We sent you this Proxy Statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the 2002 Annual Meeting of Shareholders.

This Proxy Statement summarizes the information regarding the matters to be voted upon at the Annual Meeting. You do not need to attend the Annual Meeting, however, to vote your shares. You may simply complete, sign and return the enclosed proxy card.

We began sending this Proxy Statement out on or about April 15, 2002, to all shareholders entitled to vote. If you owned shares of our common stock at the close of business on March 25, 2002, our record date, you are entitled to vote those shares. On the record date, there were 45,127,474 shares of our common stock outstanding, our only class of voting stock.

Q:	How many votes do I have?

A:	You have one vote for each share of our common stock that you owned on the record date. The proxy card indicates the number of shares you then owned.

Q:	How do I vote by proxy?

A:	If you properly fill in your proxy card and send it to us in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board: “for” electing the two nominees for Director and “for” approval of the 2001 Employee Stock Purchase Plan.

If any other matter is presented, your proxy will vote in accordance with his best judgment. At the time we printed this Proxy Statement, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

Q:	May I revoke my proxy?

A:	Yes. You may change your mind after you send in your proxy card by following these procedures. To revoke your proxy:

(1)	Send in another signed proxy with a later date;

(2)	Send a letter revoking your proxy to our Secretary at our offices in Seattle, Washington; or

(3)	Attend the Annual Meeting and vote in person.

Q:	How do I vote if I hold shares in my 401(k) account?

A:	We will send a special proxy card to those who have interests in our common stock through participation in the Cray 401(k) Savings Plan and Trust.

Shares of our stock held in the Plan are registered in the name of the Trustee of the Plan. Nevertheless, under the Plan participants may instruct the Trustee how to vote the shares of our common stock allocated to their accounts.

The shares allocated under the Plan can be voted only by submitting proxy instructions by mailing in the special proxy card; they cannot be voted at the Annual Meeting and prior voting instructions cannot be revoked at the Annual Meeting.

The Trustee will cast votes for shares in the Plan according to each participant’s instructions. If the Trustee does not receive instructions from a participant in time for the Annual Meeting, the Trustee will vote the participant’s allocated shares in the same manner and proportion as the shares with respect to which voting instructions were received.

Q:	What is the quorum requirement for the meeting?

A:	The quorum requirement for holding the meeting and transacting business is a majority of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

Q:	How do I vote in person?

A:	If you plan to attend the Annual Meeting and vote in person, we will give you a ballot when you arrive. If your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee. The account statement or letter must show that you were the direct or indirect (beneficial) owner of the shares on March 25, 2002, the record date for voting.

Q:	What vote is required to approve each proposal?

A:	Proposal 1: Election of Two Directors

The two nominees for Director who receive the most votes will be elected. Accordingly, if you do not vote for a nominee, or you indicate “withhold authority to vote” for a nominee on your proxy card, your vote will not count either “for” or “against” the nominee.

Proposal 2: Approval of the 2001 Employee Stock Purchase Plan

To approve the 2001 Employee Stock Purchase Plan, the number of shares voted in favor of the proposal must exceed the number of shares voted against. If you do not vote, or if you abstain from voting, it has no effect on this vote.

The Effect of Broker Non-Votes

If your broker holds your shares in its “street” name and does not receive voting instructions from you, under the rules of the National Association of Securities Dealers your broker nevertheless may vote your shares on Proposal 1 but not on Proposal 2.

If a broker does not vote for a particular proposal, that is considered a broker non-vote. Broker non-votes will be counted for the purpose of determining the presence of a quorum.

A broker non-vote would have no effect on the outcome of Proposal 1, because only a plurality of votes cast is required to elect a Director. Broker non-votes would not be considered as voted for or against Proposal 2 and also would have no effect on this proposal.

Q:	Who will count the vote?

A:	Representatives of Mellon Investor Services LLC, our transfer agent, will serve as the Inspector of Elections and count the votes.

Q:	Is voting confidential?

A:	We keep all the proxies, ballots and voting tabulations private as a matter of practice. We only let our Inspector of Elections (Mellon Investor Services) examine these documents. We will not disclose your vote to management unless it is necessary to meet legal requirements. We will forward to management, however, any written comments that you make on the proxy card or elsewhere.

Q:	Who pays the costs of soliciting these proxies?

A:	We will pay all the costs of soliciting these proxies. Although we are mailing these proxy materials, our officers and employees may also solicit proxies by telephone, by fax or other electronic means of communication, or in person. We will reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you. W. F. Doring & Co., Inc. may help solicit proxies for an approximate cost of $4,500 plus reasonable expenses.

Q:	Who will be the Company’s independent auditors for 2002?

A:	The Board of Directors has appointed the firm of Deloitte & Touche LLP, certified public accountants, to serve as the Company’s auditors for 2002. Deloitte & Touche LLP has served as the Company’s auditors since 1987. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, and will have an opportunity to make a statement and to respond to appropriate questions.

Q:	What fees were billed by Deloitte & Touche LLP for its services in 2001?

A:	The aggregate fees billed by Deloitte & Touche LLP, including member firms and affiliates of Deloitte Touche Tohmatsu, for professional services rendered in 2001 were as follows:

Audit Fees: $426,358 for professional services rendered in connection with the audit of our consolidated annual financial statements for 2001 and for the review of our 2001 quarterly financial statements.

Financial Information System Design and Implementation Fees: None

All Other Fees: $332,937 which can be sub-categorized as $161,092 for matters such as consultation and consents related to SEC filings and registration statements, audits of employee benefit plans, statutory audits required by our foreign subsidiaries and consultation on accounting matters, and $171,845 for consultation related to tax planning and tax compliance for both U.S. and foreign income and other taxes.

Q:	Whom should I call if I have any questions?

A:	If you have any questions about the Annual Meeting or voting, or your ownership of our common stock, please contact Kenneth W. Johnson, our Secretary, at (206) 701-2000. Mr. Johnson’s email is ken@cray.com.

INFORMATION ABOUT OUR COMMON STOCK OWNERSHIP

Q:	How much stock is owned by 5% shareholders, directors and executive officers?

The following table shows, as of March 25, 2002, the number of shares of our common stock beneficially owned by all persons we know to be beneficial owners of at least 5% of our common stock, our directors, the executive officers named in the Summary Compensation Table and all directors and executive officers as a group.

		Unexercised	Total Shares
	Common	Options and	& Options
	Shares	Convertible	Beneficially
Name and Address*	Owned	Securities	Owned(1)(2)	Percentage

5% Shareholders
Terren S. Peizer	—	5,157,198	5,157,198	10.26%
11111 Santa Monica Blvd., #650
Los Angeles, CA 90025
Lord, Abbett & Co.	2,406,566	—	2,406,566	5.34%
90 Hudson Street
Jersey City, NJ 07302
Artemis Investment Mgmt. LLC	2,382,340	—	2,382,340	5.28%
437 Madison Avenue
New York, NY 20022
Independent Directors
David N. Cutler	26,927	57,163	84,090	**
Daniel J. Evans	31,143	39,318	70,461	**
Kenneth W. Kennedy	2,192	37,500	39,692	**
Stephen C. Kiely	—	22,000	22,000	**
William A. Owens	—	16,000	16,000
Dean D. Thornton	—	28,000	28,000	**
Named Executives
James E. Rottsolk	275,751	588,484	864,235	1.89%
Burton J. Smith	271,295	581,666	852,961	1.87%
Gerald E. Loe	25,445	232,458	257,903	**
René G. Copeland	2,188	102,497	104,685	**
Kenneth W. Johnson	40,089	224,131	264,220	**
All Directors and Executive Officers as a group (18 persons)	688,559	2,165,257	2,853,821	6.04%

*	Unless otherwise indicated, all addresses are c/o Cray Inc., 411 First Avenue South, Suite 600, Seattle, WA 98104-2860

**	Less than 1%

(1)	This table is based upon information supplied by the named executive officers, directors and principal shareholders. Mr. Peizer has sole voting and dispositive powers regarding the shares of common stock underlying certain warrants, which are held of record by Laphroig LLC (warrants for 4,882,438 shares) and Shinaco LLC (warrants for 256,970 shares). The information regarding Lord, Abbett & Co. is based on a Schedule 13G, Amendment No. 1, filed with the Securities and Exchange Commission dated January 16, 2002. The information regarding Artemis Investment Management LLC is based on a Schedule 13G, Amendment

No. 1, filed with the Securities and Exchange Commission dated February 4, 2002. Unless otherwise indicated in these notes and subject to community property laws where applicable, each of the listed shareholders has sole voting and investment power with respect to the shares shown as beneficially owned by such shareholder. The number of shares and percentage of beneficial ownership includes shares of common stock issuable pursuant to stock options and warrants held by the person or group in question which may be exercised or converted on March 25, 2002, or within 60 days thereafter.

(2)	The following persons disclaim beneficial ownership of the following shares:

•	Mr. Rottsolk disclaims beneficial ownership of 7,196 shares for which he has voting and dispositive powers as custodian for six nieces and nephews under the Washington Uniform Gifts to Minors Act.

•	Mr. Johnson disclaims beneficial ownership of 2,600 shares for which he has voting and dispositive powers as a trustee of trusts for the benefit of his children, 100 shares owned by his wife and 500 shares owned by a child.

Section 16(a) Beneficial Ownership Reporting Compliance

Q:	Did directors, executive officers and greater-than-10% shareholders comply with Section 16(a) beneficial ownership reporting in 2001?

A:	Section 16(a) of the Securities Exchange Act of 1934 requires that our directors, executive officers and greater-than-10% shareholders file reports with the SEC on their initial beneficial ownership of our common stock and any subsequent changes. They must also provide us with copies of the reports.

We are required to tell you in this Proxy Statement if we know about any failure to report as required. We reviewed copies of all reports furnished to us and obtained written representations that no other reports were required. Based on this, we believe that all of these reporting persons complied with their filing requirements for 2001.

INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

The Board of Directors

      The Board of Directors oversees our business and affairs and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with the President, other key executives and our principal external advisers (legal counsel and outside auditors), by reading the reports and other materials that we send them regularly and by participating in Board and committee meetings.

      The Board met five times during 2001. Each director attended at least 75% of the meetings of the Board and committees on which they serve.

     The Committees of the Board

      The Board has an Audit Committee, a Compensation Committee and a Nominating Committee. None of the Directors who serve as members of these committees is, or has ever been, one of our employees except that Mr. Rottsolk and Mr. Smith serve on the Nominating Committee. In addition, the Board has established an Executive Committee.

      Audit Committee. The Audit Committee meets with financial management and the independent auditors, and recommends the selection of the independent auditors to the Board, approves the scope of the annual audit by the independent auditors, and reviews audit findings and accounting policies and financial controls and procedures. Messrs. Evans, Owens and Thornton currently serve on the Audit Committee, with Mr. Thornton serving as Chairman. The Audit Committee met five times during 2001.

      The Audit Committee has adopted a charter approved by the Board of Directors. As our securities are listed on The Nasdaq Stock Market, we are governed by its listing standards. All the members of the Audit Committee meet the independence standards of Rule 4200(a)(15) of The Nasdaq Stock Market. The report of the Audit Committee regarding its review of the financial statements and other matters is set forth below beginning on this page.

      Compensation Committee. The Compensation Committee reviews the compensation of the President and approves the elements of compensation for the other executive officers. The Compensation Committee administers our stock option plans and grants options to the executive officers. The Compensation Committee evaluates existing and proposed employee benefit plans and may propose plan changes to the Board.

      Each year, the Compensation Committee reports to you on executive compensation. The Compensation Committee’s Report on Executive Compensation for 2001 is set forth below beginning on page 11. Messrs. Cutler, Kiely and Kennedy currently serve as members of the Compensation Committee, with Mr. Kiely serving as Chairman. The Compensation Committee met once during 2001.

      Nominating Committee. The Nominating Committee reviews and recommends qualified candidates to the Board for election as directors and considers suggestions from our shareholders; the Nominating Committee also reviews and recommends qualified candidates for chief executive officer. For information about how shareholders may recommend candidates for directors, see below on page 18 under “Information about Shareholder Proposals and Nominating Director Candidates.” Messrs. Kiely, Rottsolk and Smith currently serve on the Nominating Committee, with Mr. Kiely serving as Chairman. The Nominating Committee met once formally and several times informally in 2001.

      Executive Committee. The Executive Committee meets or takes written action when the Board is not otherwise meeting. The Executive Committee has the same level of authority as the full Board, except that it cannot amend our By-laws, recommend any action that requires the approval of the shareholders or take any other action not permitted to be delegated to a committee under Washington law. Messrs. Smith and Rottsolk currently serve on the Executive Committee, with Mr. Smith serving as Chairman. The Executive Committee did not meet in 2001.

      Audit Committee Report. The Audit Committee of the Board of Directors has furnished the following report:

      Our management has the responsibility for the financial statements and for their integrity and objectivity. To help fulfill this responsibility, management maintains a system of internal controls designed to provide reasonable assurance that assets are safeguarded against loss or unauthorized use and that transactions are executed in accordance with management’s authorizations and are reflected accurately in our records. The Audit Committee oversees the fulfillment by management of its responsibilities over financial controls and the preparation of the financial statements. The Audit Committee has reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2001, and discussed such statements with management and the Company’s indepen-

dent auditors, Deloitte & Touche LLP, including discussions concerning the quality of accounting principles, reasonableness of significant judgments and disclosures in the financial statements.

      The Audit Committee also has discussed with the Company’s independent auditors such matters relating to the performance of the audit as are required to be discussed by Statements of Auditing Standards No. 61 (Communications with Audit and Finance Committees, as amended). Additionally, the Committee has discussed with the independent auditors their independence with respect to the Company and considered whether their provision of non-audit services is compatible with maintaining that independence. In this consideration, the Committee reviewed the fees billed by the independent auditors as disclosed elsewhere in this Proxy Statement. The Company has received the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1.

      In reliance on the reviews and discussions referred to above, the Committee has recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

The Audit Committee

Dean D. Thornton, Chairman
Daniel J. Evans
William A. Owens

     How We Compensate Directors

      We do not provide cash compensation to directors for serving on the Board or committees. We reimburse the directors for travel and related expense incurred in attending Shareholder, Board and committee meetings and providing services on our behalf.

      Stock Option Awards. The Board’s current policy is to grant to each independent director, upon election, options for 18,000 shares under our 1999 Stock Option Plan, vesting over three years and with an exercise price equal to the market value of our common stock on the date on which the director is elected. In addition, each independent director currently is granted an option to purchase 10,000 shares under our 1999 Stock Option Plan upon the director’s initial election to the Board. This option vests immediately and is granted with an exercise price equal to the market value of our common stock on the date on which the director is initially elected to the Board. Upon his election to the Board at the 2002 Annual Meeting, Mr. Kennedy would receive an option for 18,000 shares at the market value of our common stock on the date of the 2002 Annual Meeting.

The Executive Officers

How We Compensate Executive Officers

      The tables on pages 8 through 10 show salaries, bonuses and other compensation paid during the last three years, options granted in 2001, and option values as of year-end 2001 for both individuals who served as President and Chief Executive Officer in 2001 and our next four most highly compensated executive officers.

Summary Compensation Table

				Long-Term
		Annual Compensation		Compensation

Name and Principal Position	Year	Salary	Bonus(1)	Options	Other(2)

James E. Rottsolk(3)	2001	$291,095	—	60,000	$4,198
Chairman, President and	2000	$221,400	—	250,000	$5,850
Chief Executive Officer	1999	$195,683	$19,620	100,000	$5,686
Michael P. Haydock(4)	2001	$83,333	—	900,000	$2,645
President and Chief Executive Officer
Burton J. Smith	2001	$235,095	—	40,000	$7,836
Chief Scientist	2000	$221,400	—	250,000	$5,850
	1999	$195,683	$19,620	100,000	$5,686
Gerald E. Loe(5)	2001	$215,470		50,000	$3,324
Vice President — Worldwide	2000	$171,083	—	120,000	$2,252
Sales and Service	1999	$141,417	$14,200	30,000	$2,502
René G. Copeland(6)	2001	$207,969	—	40,000	$3,135
Vice President — Americas Sales	2000	$148,798	$20,000	160,000	$1,435
Kenneth W. Johnson(7)	2001	$206,720	—	40,000	$4,700
Vice President — Legal and Secretary	2000	$174,875	—	70,000	$5,028
	1999	$163,250	$16,400	40,000	$5,629

(1)	Bonuses are shown for the year earned. No executive bonuses were declared for 2001 or 2000. The 1999 bonuses were paid in 2000.

(2)	Includes premiums for group term life insurance policies (including Mr. Rottsolk — $2,346, Mr. Haydock — $2,645, Mr. Smith — $5,211, Mr. Loe — $1,684, Mr. Copeland — $1,601 and Mr. Johnson — $1,600) and our matching contributions under our 401(k) Savings Plan (including Mr. Rottsolk — $1,852, Mr. Smith — $2,645, Mr. Loe — $900, Mr. Copeland — $1,900 and Mr. Johnson — $2,500).

(3)	Mr. Rottsolk was our President and Chief Executive Officer through September 30, 2001. He was reappointed to those positions on March 4, 2002. He was Chairman for all of 2001.

(4)	Mr. Haydock was our President and Chief Executive Officer from October 1, 2001 until his resignation on March 4, 2002. Due to his resignation, his options for 750,000 shares will not vest.

(5)	Mr. Loe assumed this position in December 2001; prior to that date he held the position of Vice President, Worldwide Service.

(6)	Mr. Copeland assumed this position in December 2001; prior to that date he held the position of Vice President, Sales and Marketing. Mr. Copeland joined us in February 2000. He resigned on March 31, 2002, and due to his resignation, his options for 105,835 shares will not vest.

(7)	Prior to December 2001, Mr. Johnson also held the positions of Vice President, Finance and Chief Financial Officer.

Option Grants in 2001

      The following table provides information on option grants in fiscal 2001 to each of the executive officers named in the Summary Compensation Table.

	Number of	% of Total
	Securities	Options
	Underlying	Granted to	Exercise		Grant Date
	Options	Employees in	Price	Expiration	Present
Name	Granted(1)	Fiscal Year(2)	Per Share	Date	Value(3)

James E. Rottsolk	60,000	1.87%	$2.53	02/07/11	$132,273
Michael P. Haydock	900,000	28.10%	$1.92	10/01/11	$1,505,721
Burton J. Smith	40,000	1.25%	$2.53	02/07/11	$88,182
Gerald E. Loe	50,000	1.56%	$2.53	02/07/11	$110,228
René G. Copeland	40,000	1.25%	$2.53	02/07/11	$88,182
Kenneth W. Johnson	40,000	1.25%	$2.53	02/07/11	$88,182

(1)	The options granted in 2001 are exercisable 25% after the first year, and thereafter become exercisable ratably per month over the next 36 months, except that for Mr. Haydock, his options for 150,000 shares vested immediately when he joined us and his options for 750,000 shares vested over five years. Due to their resignations in March 2002, Mr. Haydock’s options for 750,000 shares will not vest and Mr. Copeland’s options for 29,167 shares will not vest. Vesting is accelerated upon death or permanent disability and under certain circumstances following a change of control. Generally, all of the executive officers’ options will expire ten years from the date of grant or earlier if employment terminates.

(2)	We granted options for 3,203,284 shares to employees in 2001.

(3)	We used a modified Black-Scholes model of option valuation to determine grant date present value. We do not advocate or necessarily agree that the Black-Scholes model can properly determine the value of an option.

      Calculations for the named executive officers are based on an expected 8.2-year option term. Other assumptions used for the valuations are:

•	risk-free interest rate of 5.0%;

•	annual dividend yield of 0%; and

•	volatility of 97%.

      We did not adjust the model for non-transferability, risk of forfeiture or vesting restrictions. The actual value, if any, a named executive officer receives from a stock option will depend upon the amount by which the market value of our common stock exceeds the exercise price of the option on the date of exercise. There can be no assurance that the amount stated as “Grant Date Present Value” will be realized.

Aggregated Option Values as of Year-End 2001

      The following table provides information concerning the value of unexercised options held by the executive officers named in the Summary Compensation Table at December 31, 2001. None of these officers exercised any stock options in 2001.

	Shares Underlying		Value of Unexercised
	Unexercised Options at		In-the-Money Options at
	December 31, 2001		December 31, 2001(1)

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

James E. Rottsolk	519,313	241,255	$3,548	$—
Michael P. Haydock(2)	150,000	750,000	$—	$—
Burton J. Smith	518,745	221,255	$3,548	$—
Gerald E. Loe	141,246	128,754	$56,839	$—
René G. Copeland(3)	73,332	126,668	$—	$—
Kenneth W. Johnson	175,413	94,587	$—	$—

(1)	“In-the-money” stock options are options for which the exercise price is less than the market price of the underlying stock on a particular date. On December 31, 2001, the closing price of our common stock on the Nasdaq National Market System was $1.87.

(2)	Mr. Haydock resigned on March 4, 2002, and due to his resignation, his options for 750,000 shares will not vest.

(3)	Mr. Copeland resigned on March 31, 2002, and due to his resignation, options for 105,835 shares will not vest.

     Management Agreements

      In connection with Michael P. Haydock joining us as President and Chief Executive Officer in October 2001, we entered into an agreement with Mr. Haydock regarding his compensation and payments upon his separation from us. We agreed to pay Mr. Haydock a base salary at the rate of $33,333 monthly; a signing bonus of $300,000 payable in three installments of $100,000 each, with the first payable within the first 90 days of his joining us and the remaining installments on the first and second anniversaries of his start date; an annual bonus for achieving certain personal business objectives with a target bonus of 60% of his annual salary, up to a maximum of three times his target bonus, all as determined by the Board; options covering 900,000 shares of common stock, with options for 150,000 shares vesting upon his start date and the remaining options vesting annually over five years; and to pay $75,000 to Mr. Haydock for his surrender of a retention award at his previous company, payable in installments in 2003 and 2004. In connection with Mr. Haydock’s resignation in March 2002, and the receipt of a full release from him, we agreed to continue paying his monthly salary of $33,333 through March 15, 2004, and to pay $137,500 to him on each of October 1, 2003, and October 1, 2004.

      We have entered into Management Continuation Agreements with certain of our employees, including the executive officers named in the Summary Compensation Table. Pursuant to these agreements, each such officer or employee is eligible to receive, in the event that his or her employment is terminated within three years following a change-of-control, other than for just cause, death, disability, retirement or resignation other than for good reason, as such terms are defined in the agreement, an amount equal to two times his or her annual compensation, continuation of health benefits and group term life insurance for twenty-four months thereafter and the acceleration of vesting for all options held. If these severance payments were to constitute “excess parachute payments” for federal income tax purposes, we have agreed to pay any excise taxes due with respect to those “excess parachute payments,” and any further excise taxes and federal and state income taxes due with respect to these additional payments, so that the employee receives the same after-tax compensation the employee would have received had the tax provisions regarding such parachute payments not been enacted.

      Under the agreements, “annual compensation” means the wages, salary and incentive compensation the employee received in the calendar year immediately prior to the termination. A “change of control” includes a 50% or greater change in voting power immediately following a merger or acquisition and certain changes in the composition of the Board of Directors during a thirty-six month period not initiated by the Board of Directors. In addition, pursuant to agreements with Messrs. Rottsolk, Smith, Loe and Johnson, a “change of control” also includes if Mr. Rottsolk is no longer our chief executive officer due to the appointment by the Board of a new chief executive officer as a result of an executive search.

     Report on Executive Compensation for 2001 by the Compensation Committee

      The Compensation Committee of the Board of Directors is responsible for setting and administering the policies governing annual compensation of the executive officers, including the annual management bonus plan and our stock option plans. The Committee is composed exclusively of directors who are neither our employees nor our former employees nor eligible to participate in any of our executive compensation programs other than as directors under our 1999 Stock Option Plan.

      Philosophy. The Committee’s compensation philosophy is to provide salary, bonus and equity incentives to our officers and other employees through programs designed to attract and retain the best personnel to allow us to achieve our goals and maintain our competitive posture. We seek to foster an environment that rewards superior performance and aligns the interests of our employees to those of our shareholders through equity incentives.

      Annual Salary and Bonus Plan. The Committee reviews with the Chief Executive Officer and approves, with modifications it deems appropriate, an annual compensation plan for our executive officers. In making individual base salary decisions, the Committee considers each officer’s duties, the quality of the individual’s performance, the individual’s potential, market compensation practices, the contribution the officer has made to our overall performance, our financial status and salary levels in comparable high technology companies. The Committee also compares the salary of each officer with other officers’ salaries, taking into account the number of years employed by us, the possibility of future promotions and the extent and frequency of prior salary adjustments.

      Our management bonus plan is a material element of the annual compensation program for our executive officers and other key employees. The 2001 management bonus plan provided for bonuses as a percentage of salary based on our achieving certain specified goals regarding net operating income and, with respect to each executive officer, the officer meeting certain individual performance goals. For 2001, the Committee granted no bonuses to our executive officers. The 2002 management bonus plan is essentially the same as the 2001 plan.

      Equity. In determining the amount of equity compensation to be awarded to executive officers in any fiscal year, the Committee considers the current stock ownership of the officer, relevant industry experience, the impact of the officer’s contribution, the number of years each officer has been employed by us, the possibility of future promotions, and the extent and frequency of prior option grants. Options have been granted subject to four and five-year vesting periods to encourage the officers and key employees to remain in the employ of the Company.

      Chief Executive Officer. The Committee reviews and sets the base salary of Mr. Rottsolk, the Chief Executive Officer, using the same process as with other executive officers as well as an assessment of his past performances, and its expectations as to his future performances in leading us and our business. Mr. Rottsolk participates in the bonus and stock option plans on the same basis as with the other executive officers.

      Section 162(m). Section 162(m) of the Internal Revenue Code limits to $1 million per person the amount that we may deduct for compensation paid to any of our most highly compensated officers in any year. The levels of salary and bonus paid by us do not exceed this limit. Under IRS regulations, the $1 million limit on deductibility does not apply to compensation received through the exercise of stock options that meet certain requirements. It is our current policy generally to grant options that meet those requirements.

The Compensation Committee

Stephen C. Kiely, Chairman
David N. Cutler
Kenneth W. Kennedy

     Compensation Committee Interlocks and Insider Participation

      No member of the Compensation Committee was an officer or employee of us or any of our subsidiaries in 2001 or formerly. In 2001, Terren S. Peizer served on our Board and as a member of the Compensation Committee. As part of a private placement completed in November 2001 in which we raised $9,300,000, we paid $651,000 to Intellect Capital Group, LLC, whose Chairman and CEO and principal shareholder is Mr. Peizer, for financial consulting services.

     Certain Transactions

      In connection with exercises of stock options by Mr. Loe in 1997, we loaned Mr. Loe $147,273. With accrued interest, Mr. Loe owed us a total of $178,397.20 at the end of 2001 and $179,317.65 at the end of March 2002. Mr. Loe has given a promissory note currently bearing interest at a compounded rate of 2.5% per year. The note is due in December 2004 and is secured by a pledge of shares of our common stock. Our right regarding payment of the note is not limited to that pledge.

      On November 7, 2000, we loaned Mr. Rottsolk the sum of $138,000 pursuant to a promissory note due March 31, 2001, bearing interest at the rate of 9.5% per year. On February 6, 2002, Mr. Rottsolk paid us $140,550, which paid the note in full.

STOCK PERFORMANCE GRAPH

      The graph below compares the cumulative total return to shareholders for our common stock with the comparable return of the Nasdaq Stock Market (U.S. companies) Index and the Nasdaq Computer Manufacturer Stocks Index.

      The graph assumes that you invested $100 in our common stock on December 31, 1996, and that all dividends were reinvested. We have never paid cash dividends on our common stock. All return information is historical and is not necessarily indicative of future performance.

COMPARISON OF CUMULATIVE TOTAL RETURN AMONG OUR COMMON STOCK

THE NASDAQ MARKET (U.S.) INDEX AND THE NASDAQ COMPUTER
MANUFACTURER STOCKS INDEX THROUGH DECEMBER 31, 2001

	12/31/96	12/31/97	12/31/98	12/31/99	12/29/00	12/31/01

Cray Inc.	100.0	393.5	161.3	116.1	38.7	48.3
Nasdaq Market (U.S.)	100.0	122.5	172.7	320.8	193.0	153.1
Nasdaq Computer Manufacturer Stocks	100.0	120.8	262.8	557.8	314.2	216.5

DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD

Proposal 1:     Election of Two Directors

      Eight directors, divided into three classes, presently serve on our Board of Directors for three-year terms. Six of these eight directors will continue to serve according to their previous elections. The Board has nominated Messrs. Kennedy and Rottsolk for reelection to the Board, each to hold office until the Annual Meeting in 2005.

      We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board, or the Board may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out his term, or the Board increases the number of directors, the Board may fill the vacancy.

      Terren S. Peizer, who joined our Board in June 1999 and served as Chairman until December 2000, resigned from the Board in February 2002. Michael P. Haydock, who joined our board in October 2001, resigned in March 2002. The Board thanks Messrs. Peizer and Haydock for their services and contributions. The Board has not decided on any replacements for either of these positions.

Nominees for Directors for Terms expiring in 2005

      The Board of Directors recommends that you vote “for” the election of both nominees for director.

Kenneth W. Kennedy

      Mr. Kennedy, 56, joined our Board in 1989. Mr. Kennedy is the John and Ann Doerr Professor of Computational Engineering at Rice University. He also is currently Director of the Center for High Performance Software at Rice University. He directed the National Science Foundation Center for Research on Parallel Computation from 1989 to January 2000. From 1997 to 1999, Professor Kennedy served as Co-Chair of the President’s Information Technology Advisory Committee and currently remains a member of that committee. He is a fellow of the Institute of Electrical and Electronics Engineers, the Association for Computing Machinery, and the American Association for the Advancement of Science and has been a member of the National Academy of Engineering since 1990. In 1999, he was named recipient of the ACM SIGPLAN Programming Languages Achievement Award, the third time this award was given. He received his M.S. and Ph.D. from New York University.

James E. Rottsolk

      Mr. Rottsolk, 57, is one of our co-founders. He served as our President and Chief Executive Officer since our inception in 1987 through the end of September 2001. He was reappointed to the position of President and Chief Executive Officer on March 4, 2002. He has served as Chairman of the Board since December 2000. Prior to 1987, Mr. Rottsolk served as an executive officer with several high technology companies. Mr. Rottsolk received his B.A. from St. Olaf College and his A.M. and J.D. degrees from the University of Chicago.

Continuing Directors

      Information about each of our continuing directors is set forth below.

Directors whose Terms Expire in 2003

Stephen C. Kiely

      Mr. Kiely, 56, joined our Board in December 1999. He is Chairman and Chief Executive Officer of Stratus Technologies Inc., headquartered in Maynard, Massachusetts. Mr. Kiely has served in his present position at Stratus since February 1999 when Stratus was purchased from Ascend Communications. Mr. Kiely joined Stratus in 1994 and held various executive positions with Stratus, becoming President of the Stratus Enterprise Computer division in 1998. Prior to joining Stratus, Mr. Kiely held a number of executive positions with several information technology companies, including EON Corporation, Bull Information Systems, Prisma, Inc., Prime Computer and IBM. Mr. Kiely is a past member of the Advisory Council for the School of Engineering at Rice

University; has served as a board member of the Massachusetts Technology Park Corporation; and was a member of an advisory board to the President of the State University of New York at New Paltz. Mr. Kiely received his B.A. in Mathematics at Fairfield University and his M.S. in Management at the Stanford University Graduate School of Business.

William A. Owens

      Mr. Owens, 61, joined our Board in February, 2001. Mr. Owens is vice chairman and co-chief executive officer of Teledesic LLC, developer of a global, broadband Internet-in-the-Sky satellite communications network. Previously, he was president, chief operating officer and vice-chairman of Science Applications International Corporation (SAIC). He also served as vice-chairman of the Joint Chiefs of Staff; deputy chairman of Naval Operations for Resources, Warfare Requirements and Assessments; commander of the U.S. Sixth Fleet; senior military assistant to Secretaries of Defense Frank Carlucci and Dick Cheney; and director of the Office of Program Appraisal for the Secretary of the Navy. Mr. Owens serves on the boards of Teledesic LLC, Symantec, Inc., Microvision, Inc., Polycom, Inc., British American Tobacco Industries, p.l.c., Nortel Networks Corporation, Telstra Corporation Limited and ViaSat, Inc. In addition, he is a director of the Carnegie Foundation, MIT Lincoln Labs, the Department of Defense’s Defense Policy Board, and a trustee of Harvard University’s Kennedy School of Government. He is a graduate of the U.S. Naval Academy, with a bachelor’s degree in mathematics. He also holds bachelor’s and master’s degrees in politics, philosophy and economics from Oxford University and a master’s in management from George Washington University.

Burton J. Smith

      Mr. Smith, 61, is one of our co-founders and has been our Chief Scientist since our inception. He also served as Chairman of the Board from 1987 to 1999. Mr. Smith is a recognized authority on high performance computer architecture and programming languages for parallel computers, and is the principal architect of the MTA system. Mr. Smith was a Fellow of the Supercomputing Research Center (now the Center for Computing Sciences), a division of the Institute for Defense Analyses, from 1985 to 1988. He was honored in 1990 with the Eckert-Mauchly Award given jointly by the Institute for Electrical and Electronic Engineers and the Association for Computing Machinery, and was elected a Fellow of both organizations in 1994. Mr. Smith received his S.M., E.E. and Sc.D. degrees from the Massachusetts Institute of Technology.

Directors Whose Terms Expire in 2004

David N. Cutler

      Mr. Cutler, 60, joined our Board in 1993. Mr. Cutler joined Microsoft Corporation in 1988 as Engineering Manager of Operating System Development and has been responsible for Windows NT development. He currently holds the position of Distinguished Engineer. Prior to joining Microsoft, he was Senior Corporate Consultant at Digital Equipment Corporation. During his tenure at Digital, he managed DecWest in Bellevue, Washington, which produced the VAXELN operating system and the first Microvax computer. He previously managed the development of VMS and RSX 11 M, principal operating systems for Digital computers.

Daniel J. Evans

      Mr. Evans, 76, joined our Board in 1990. Since 1989, Mr. Evans has been Chairman of Daniel J. Evans Associates, a consulting firm. He served as United States Senator from the State of Washington from 1983 to 1989; Chairman of the Pacific Northwest Power and Conservation

Planning Council from 1981 to 1983; President of the Evergreen State College in Olympia, Washington from 1977 to 1983; and for three terms as Governor of the State of Washington from 1965 to 1977. Mr. Evans is a director of Flow International Corporation, Western Wireless, Inc., Attachmate Corporation and the National Information Consortium, and a member of the Board of Regents of the University of Washington. Mr. Evans received his M.S. degree in civil engineering from the University of Washington.

Dean D. Thornton

      Mr. Thornton, 72, joined our Board in January 2000. He served as President of Boeing Commercial Airplane Group from February 1985 until his retirement in January 1994. He was also an executive vice president of The Boeing Company and a member of its executive council. Mr. Thornton joined Boeing in 1963 as an assistant treasurer and was elected treasurer in 1966. He subsequently served in a variety of executive assignments, including vice president-finance, contracts and international operations for Boeing Commercial Airplane Group and vice president-general manager of the 767 Division. Mr. Thornton currently serves on the Board of Directors of Flow International Corporation and the Board of Trustees of the Seattle Art Museum. Mr. Thornton received a B.S. in business from the University of Idaho.

Proposal 2:     Approval of the 2001 Employee Stock Purchase Plan

      At the Annual Meeting, the shareholders will be asked to approve our 2001 Employee Stock Purchase Plan (the “Employee Stock Plan”) under which 4,000,000 shares of our common stock will be reserved for sale to eligible employees. A copy of the Employee Stock Plan is attached to this Proxy Statement.

      The Board of Directors adopted the Employee Stock Plan on August 1, 2001, subject to shareholder approval, to provide additional incentives to employees and a convenient means by which employees may purchase shares of our common stock and become shareholders.

      The Board of Directors recommends that you vote “for” the approval of the 2001 Employee Stock Purchase Plan.

      Description of the Employee Stock Plan. The Employee Stock Plan is an employee benefit program that enables eligible employees to purchase shares of our common stock via payroll deductions without incurring broker commissions and with a possible deduction from market price. Subject to adjustment as provided in the Employee Stock Plan, a maximum of 4,000,000 shares of common stock will be reserved for issuance under the Plan. The Employee Stock Plan will terminate on the earlier of September 30, 2011, or the date on which all shares available for issuance under the Employee Stock Plan shall have been sold pursuant to purchase rights exercised under the Employee Stock Plan.

      The Employee Stock Plan is administered by the Compensation Committee of the Board of Directors (the “Committee”). The Committee is authorized to administer and interpret the Employee Stock Plan and to make such rules and regulations as it deems necessary to administer the Employee Stock Plan.

      All individuals employed by us, other than those employees whose customary employment is 20 hours or less per week or whose customary employment is for not more than five months in any particular calendar year, are eligible to participate in the Employee Stock Plan. Our officers (subject to Rule 16b-3 of the Securities Exchange Act of 1934, as amended) are also eligible to participate. However, no employee (whether before or after exercising any rights under the Employee Stock

Plan) who would own or be deemed to own stock (including any stock that may be purchased under any outstanding options) possessing 5% or more of the total combined voting power or value of all classes of our stock is eligible to participate in the Employee Stock Plan. Non-employee directors are also not eligible to participate.

      Eligible employees may elect to contribute from $25.00 per semi-monthly pay period up to 15% of their gross base pay. However, no participant may purchase more than $25,000 of our common stock under the Employee Stock Plan in any one calendar year. Each participant may enroll in three-month periods, in which shares of common stock are purchased on the last day of each offering period. A separate offering will usually commence on March 16, June 16, September 16 and December 16 of each year, except that the first offering period runs from October 1, 2001 to June 15, 2002. The purchase price per share will be equal to the lower of (1) 85% of the closing market price on the first business day of each offering period (for the first offering period, 85% of the closing market price on the date of the 2002 Annual Meeting) or (2) 100% of the closing market price on the last business day of the offering period.

      Purchase rights granted under the Employee Stock Plan are not assignable or transferable other than by will or by the laws of descent and distribution following the participant’s death. Upon termination from employment of a participant on or before the last business day of any offering period, the participant may elect, within the earlier of three months of the termination of employment or the end of the current offering period, to either withdraw the accumulated funds or to have the funds held for the purchase of shares at the end of the offering period. No additional payroll deductions will be made following any such termination from employment. As of March 25, 2002, there were approximately 810 employees of the Company eligible to participate in the Employee Stock Plan and 198 employees participating, with four executive officers, including Messrs. Copeland and Johnson, participating.

      If the Shareholders do not approve the Employee Stock Plan, we will refund the funds collected to date from participants in the first offering period, plus interest on the funds at the rate of 6% per year.

      Tax Consequences. The Employee Stock Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). Under the Code, no taxable income is recognized by the participant with respect to shares purchased under the Employee Stock Plan either at the time of enrollment or at any purchase date at the end of an offering period. Taxable income is recognized only when a participant disposes of the shares.

      If the participant disposes of shares purchased pursuant to the Employee Stock Plan more than the later of (a) two years from the enrollment date or (b) one year from the date on which the shares were purchased, the participant will recognize ordinary income equal to the lesser of (1) the excess of the fair market value of the shares at the time of disposition over the purchase price, or (2) 15% of the fair market value of the shares on the enrollment date. Any gain on the disposition in excess of the amount treated as ordinary income will be treated as capital gains. We are not entitled to take a deduction for the amount of the discount in the circumstances indicated above.

      If the participant disposes of shares purchased pursuant to the Employee Stock Plan before the expiration of the required holding period described above, the participant will recognize ordinary income on the excess of the fair market value of the stock on the purchase date over the purchase price. Any further gain will be taxed at capital gain rates. In that case we are entitled to a deduction equal to the amount the participant is required to report as ordinary compensation income.

Other Business

      The Board knows of no other matters to be brought before the Annual Meeting of Shareholders. If, however, other matters are properly presented at the meeting, the individuals designated on the proxy card will vote your shares according to their judgement on those matters.

INFORMATION ABOUT SHAREHOLDER PROPOSALS

AND NOMINATING DIRECTOR CANDIDATES

Shareholder Proposals

      In order for a shareholder proposal to be considered for inclusion in our proxy statement for the year 2003 Annual Meeting, the written proposal must be received by us no later than December 16, 2002. Such proposals also must comply with Securities and Exchange Commission regulations regarding the inclusion of shareholder proposals in company sponsored proxy materials.

      In order for a shareholder proposal to be raised from the floor during the year 2003 Annual Meeting, written notice of the proposal must be received by us not less than 60 nor more than 90 days prior to the meeting or, if later, by the 10th business day following the first public announcement of the meeting. The proposal must also contain the information required in our Bylaws for shareholder proposals, including:

•	a brief description of the business you wish to bring before the meeting, the reasons for conducting such business and the language of the proposal,

•	your name and address,

•	the number of shares of our stock which you own and when you acquired them,

•	a representation that you intend to appear at the meeting, in person or by proxy, and

•	any material interest you have in the business to be brought before the meeting.

      The Chairman of the Board, if the facts so warrant, may direct that any business was not properly brought before the meeting in accordance with our Bylaws.

Director Candidates

      You may propose director candidates for consideration by our Board by simply writing us.

      In addition, our Bylaws permit shareholders to nominate directors at a shareholders’ meeting. In order to nominate a director at a shareholders’ meeting, you must notify us not fewer than 60 nor more than 90 days in advance of the meeting or, if later, by the 10th business day following the first public announcement of the meeting. In addition, the proposal must contain the information required in our Bylaws for director nominations, including:

•	your name and address,

•	the number of shares of our stock which you own and when you acquired them,

•	a representation that you intend to appear at the meeting, in person or by proxy,

•	each nominee’s name, age, address, and principal occupation or employment,

•	all information concerning the nominee that must be disclosed about nominees in proxy solicitations under the SEC proxy rules, and

•	each nominee’s executed consent to serve as a director if so elected.

      The Chairman of the Board, in his discretion, may determine that a proposed nomination was not made in accordance with the required procedures and, if so, disregard the nomination.

      If you wish to obtain a free copy of our Bylaws or make proposals or nominate candidates for the Board, please contact Kenneth W. Johnson, Secretary, Cray Inc., 411 First Avenue South, Suite 600, Seattle, WA 98104-2860.

      Our Annual Report on Form 10-K for the fiscal year ended December 31, 2001, including financial statements and schedules, forms a part of our 2001 Annual Report that was mailed to shareholders with this Proxy Statement. Additional copies of the 2001 Annual Report may be obtained without charge by writing to Kenneth W. Johnson, Secretary, Cray Inc., 411 First Avenue South, Suite 600, Seattle, WA 98104-2860.

By order of the Board of Directors,

KENNETH W. JOHNSON
Secretary

Seattle, Washington

April 15, 2002

Exhibit A

CRAY INC.

2001 EMPLOYEE STOCK PURCHASE PLAN

      1. Purposes.

      The Cray Inc. 2001 Employee Stock Purchase Plan (the “Plan”) is intended to provide additional incentives to employees and a convenient means by which eligible employees of the Company may purchase the Company’s shares of Common Stock and a method by which the Company may assist and encourage such employees to become shareholders of the Company.

      2. Definitions.

      As used herein, the following definitions apply:

            a.   “Base Salary” means the gross amount of the participant’s base salary for each payroll period, including incentive bonuses, overtime, commissions and any pre-tax contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program, but excluding any severance pay, hiring or relocation bonuses and pay in lieu of vacation and sick leave.

            b.   “Board” means the Company’s Board of Directors.

            c.   “Code” means the Internal Revenue Code of 1986, as amended from time to time.

            d.   “Common Stock” means the Company’s common stock.

            e.   “Company” means Cray Inc. a Washington corporation, and all subsidiaries of Cray Inc. designated by the Plan Administrator as participating in the Plan and any corporate successor to all or substantially all of the assets or voting stock of Cray Inc. which shall by appropriate action adopt the Plan.

            f.   “Eligible Employee” means any employee of the Company other than an employee whose customary employment is for 20 hours or less per week or whose customary employment is for not more than 5 months per calendar year. No employee who would after an offering pursuant to the Plan own or be deemed (under Section 425(d) of the Code) to own stock (including any stock that may be purchased under any outstanding options) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company shall be eligible to participate in the Plan.

            g.   “Enrollment Date” means the first day of each Offering Period.

            h.   “Offering Period” shall mean the three-month or other period selected by the Plan Administrator during which Participants may purchase shares of the Common Stock. Unless otherwise determined by the Plan Administrator, Offering Periods generally shall run from March 16 through June 15, June 16 through September 15, September 16 through December 15, and December 16 through March 15, with the first Offering Period running from October 1, 2001 through June 15, 2002.

            i.    “Participant” means any Eligible Employee of the Company who is actively participating in the Plan.

            j.    “Plan Administrator” shall mean the Compensation Committee of the Board, as appointed from time to time by the Board.

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      3. Administration.

            a.   Powers. The Plan Administrator shall have full authority to administer this Plan, including, without limitation, authority to interpret and construe any provision of this Plan; to determine the Offering Periods and the maximum number of shares of Common Stock which may be purchased in any one Offering Period; to determine, in accordance with Section 7(c), the fair market value of the Common Stock on any date; to prescribe, amend and rescind rules and regulations relating to this Plan; within law, to waive or modify any term or provision contained in this Plan or in any right to purchase shares of Common Stock under this Plan; to authorize any person to execute on behalf of the Company any instrument required to effectuate this Plan; and to make all other determinations deemed necessary or advisable for the administration of this Plan. The interpretation and construction by the Plan Administrator of any terms or provisions of this Plan, any right issued hereunder or of any rule or regulation promulgated in connection herewith and all actions taken by the Plan Administrator shall be conclusive and binding on all interested parties. The Plan Administrator may delegate administrative functions to individuals who are officers or employees of the Company.

            b.   Limited Liability. No member of the Board of Directors or the Plan Administrator or officer of the Company shall be liable for any action or inaction of the entity or body, or another person or, except in circumstances involving bad faith, of himself or herself. Subject only to compliance with explicit provisions hereof, the Board and Plan Administrator may act in their absolute discretion in all matters related to this Plan.

      4. Offering Periods.

            a.   Determination. Shares of Common Stock shall be offered for purchase under this Plan through a series of successive Offering Periods, each to be of a duration of three months, provided that the first Offering Period shall be from October 1, 2001, through June 15, 2002, all as selected by the Plan Administrator, until such time as the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or the Plan shall have been sooner terminated in accordance with Sections 10 and 11(b).

            b.   Separate Purchase Rights. The Participant shall be granted a separate purchase right for each Offering Period in which he/she participates. The purchase right shall be granted on the Enrollment Date on which such individual first joins the Offering Period in effect under the Plan and shall be automatically exercised for successive Offering Periods, unless the Participant withdraws from the Plan.

      5. Eligibility and Participation.

            a.   Enrollment Dates. An individual who is an Eligible Employee on the start date of the Offering Period may enter that Offering Period on such start date, provided he/she enrolls in the Offering Period before such date in accordance with Section 5(b) below. That start date shall then become such individual’s Enrollment Date for the Offering Period, and on that date such individual shall be granted his/her purchase right for the Offering Period. Should such Eligible Employee not enter the Offering Period on the start date, then he/she may not subsequently join that particular Offering Period on any later date.

            b.   Enrollment Forms. To participate for a particular Offering Period, the Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator (including the payroll deduction authorization) and file such forms with the Plan Administrator at least 10 business days before his/her scheduled Enrollment Date unless the Participant has participated in the previous Offering Period and has not submitted a withdrawal form to the Company.

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            c.   Payroll Deductions. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock under the Plan shall be at a rate of not less than $25.00 per semi-monthly pay period nor more than 15% of the Base Salary paid to the Participant during each Offering Period, unless the Plan Administrator consents to a lower amount or higher rate for all Participants. The deduction rate so authorized shall continue in effect for the remainder of the Offering Period.

      A Participant may change the amount of his or her payroll deduction for a subsequent Offering Period by filing an amended payroll deduction form at least 10 business days prior to the commencement of such subsequent Offering Period.

      Payroll deductions will automatically cease upon the termination of the Participant’s purchase right in accordance with the applicable provisions of Section 7 below.

            d.   Rule 16b-3. Employees who are officers of the Company may participate only in accordance with Rule 16b-3 under the Securities Exchange Act of 1934, as in effect from time to time.

            e.   Participation Voluntary. Participation in this Plan shall be voluntary.

      6. Stock Subject to Plan.

            a.   Total Number. The total number of shares of Common Stock which may be issued under this Plan shall not exceed 4,000,000 shares (subject to adjustment under Section 6(b) below).

            b.   Changes to Capitalization. In the event any change is made to the Company’s outstanding Common Stock by reason of any stock dividend, stock split, combination of shares or other change affecting such outstanding Common Stock as a class without receipt of consideration, then appropriate adjustments shall be made by the Plan Administrator to (i) the class and maximum number of shares issuable over the term of this Plan, (ii) the class and maximum number of shares purchasable per Participant during each Offering Period, (iii) the class and maximum number of shares purchasable in the aggregate by all Participants on any one purchase date under the Plan and (iv) the class and number of shares and the price per share of the Common Stock subject to each purchase right at the time outstanding under this Plan. Such adjustments shall be designed to preclude the dilution or enlargement of rights and benefits under this Plan.

      7. Purchase Rights.

            a.   Terms and Conditions. An Employee who participates in this Plan for a particular Offering Period shall have the right to purchase shares of Common Stock during such Offering Period, upon the terms and conditions set forth below and shall execute a subscription agreement embodying such terms and conditions and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

            b.   Purchase Price. Common Stock shall be issuable at the end of each Offering Period at a purchase price equal to the lower of (i) 85% of the fair market value per share on the Participant’s Enrollment Date for such Offering Period (provided that for the first Offering Period, the measuring date shall be the date on which the shareholders of the Company approve this Plan) or (ii) the fair market value per share on the date on which such Offering Period ends.

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            c.   Valuation. For purposes of determining the fair market value per share of Common Stock on any relevant date, the following procedures shall be in effect:

                 (i)   The fair market value on any date shall be equal to the closing price of the Common Stock on such date, as reported in The Wall Street Journal or other comparable sources. If there is no quoted price for such date, then the closing price on the next preceding day for which there does exist such a quotation, as so reported, shall be determinative of fair market value.

                 (ii)  If Section 7(c)(1) is not applicable, the fair market value shall be determined by the Plan Administrator in good faith. Such determination shall be conclusive and binding on all persons.

            d.   Number of Purchasable Shares. The number of shares purchasable per Participant for each Offering Period shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during such Offering Period by the purchase price in effect for the Offering Period. No Participant, however, may purchase shares in violation of Section 8(a).

            e.   Payment. Payment for the Common Stock purchased under the Plan shall be effected only by means of the Participant’s authorized payroll deductions. Such deductions shall begin on the first day coincident with or immediately following the Participant’s Enrollment Date into the Offering Period and shall continue through the pay period ending with or immediately prior to the last day of the Offering Period. The amounts so collected shall be credited to the Participant’s book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from a Participant may be commingled with the general assets of the Company and may be used for general corporate purposes.

            f.   Termination of Purchase Right. The following provisions shall govern the termination of outstanding purchase rights:

                 (i)   A Participant may terminate his or her payroll deductions in a current Offering Period by filing a withdrawal form with the Plan Administrator at least 10 business days prior to the payroll period for which it is to be effective. The Participant will not receive the funds then accumulated in his or her account, and any such funds will be applied to the purchase of shares at the end of such Offering Period. If such withdrawal is filed at least 10 business days prior to the beginning of the next Offering Period, then such withdrawal will constitute a termination of participation in the Plan with respect to such successive Offering Periods as contemplated by Section 7(f)(ii).

                 (ii)  A Participant may terminate his or her participation in the Plan with respect to the next successive Offering Period by filing, at any time prior to 10 business days before the commencement of the next successive Offering Period, the prescribed notification form with the Plan Administrator (or its designate). No payroll deductions shall be collected from the Participant with respect to the terminated purchase right for such successive Offering Period.

                 (iii) The withdrawal and termination of such purchase right shall be irrevocable, and the Participant may not subsequently rejoin the Offering Period for which such withdrawn or terminated purchase right was granted. In order to resume participation in any subsequent Offering Period, such individual must re-enroll in the Plan by making a timely filing of a new subscription agreement and payroll withholding authorization.

                 (iv)  If the Participant ceases to remain an Eligible Employee while his/her purchase right remains outstanding and within 3 months of the end of the current Offering Period,

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then such individual (or the personal representative of the estate of a deceased Participant) shall have the following election, exercisable until 10 business days prior to the end of the Offering Period in which the Participant ceases Eligible Employee status:

(a) to withdraw all of the Participant’s payroll deductions for such Offering Period, without interest, or

(b) to have such funds held for the purchase of shares at the end of the Offering Period in which his or her status as an Eligible Employee ceased.

      If no such election is available or if no such election is made, then such funds shall be refunded, without interest, as soon as possible after the close of such Offering Period. In no event, however, may any payroll deductions be made on the Participant’s behalf following his/her cessation of Eligible Employee status.

            g.   Stock Purchase. Shares of Common Stock shall automatically be purchased on behalf of each Participant at the end of each Offering Period and for all purposes shares of Common Stock purchased pursuant to the Plan shall be deemed to have been issued and sold at the close of business on the last date of each Offering Period. The purchase shall be effected by applying such Participant’s payroll deductions for the Offering Period to the purchase of whole shares of Common Stock (subject to the limitation on the maximum number of purchasable shares) at the purchase price in effect for such Offering Period. Any payroll deductions not applied to such purchase because they are not sufficient to purchase a whole share shall be carried over for application in the successive Offering Period unless the Participant has withdrawn from the Plan, in which event such amount will be refunded to the Participant, without interest.

            h.   Proration of Purchase Rights. Subject to the limitations set forth in Section 6(a), the Plan Administrator may determine the number of shares of Common Stock, subject to periodic adjustment under Section 6(b), which may be purchased in the aggregate by all Participants in any one Offering Period under the Plan. Should the total number of shares of Common Stock which are to be purchased pursuant to outstanding purchase rights on any particular date exceed either (i) the maximum limitation on the number of shares purchasable in the aggregate on such date or (ii) the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock prorated to such individual, shall be refunded to such Participant, without interest.

            i.    Rights as Shareholder. A Participant shall have no rights as a shareholder with respect to the shares subject to his/her outstanding purchase right until the shares are actually purchased on the Participant’s behalf in accordance with the applicable provisions of the Plan. No adjustments shall be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

      A Participant shall be entitled to receive, as soon as practicable after each Offering Period, a stock certificate for the number of shares purchased on the Participant’s behalf. Such certificate may, upon the Participant’s request, be issued in the names of the Participant and his/her spouse as tenants-in-common or as joint tenants with right of survivorship.

            j.    Assignability. Purchase rights granted under this Plan shall not be assignable or transferable by the Participant other than by will or by the laws of descent and distribution following the Participant’s death, shall not be subject to execution, attachment or similar process, and shall be exercised during the Participant’s lifetime only by the Participant.

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            k.   Change in Ownership. Should the Company or its shareholders enter into an agreement to dispose of all or substantially all of the assets or outstanding capital stock of the Company by means of:

                 (i)   a sale, merger or other reorganization in which the Company will not be the surviving corporation (other than a reorganization effected primarily to change the state in which the Company is incorporated), or

                 (ii)  a reverse merger in which the Company is the surviving corporation but in which more than 50% of the Company’s outstanding voting stock is transferred to holders different from those who held the stock immediately prior to the reverse merger, then, unless the successor shall continue this Plan and assume all the obligations evidenced by the outstanding rights to purchase shares of Common Stock or shall provide equivalent rights with respect to the successor’s securities, all to the reasonable satisfaction of the Board, all outstanding purchase rights under the Plan shall automatically be exercised immediately prior to the consummation of such sale, merger, reorganization or reverse merger by applying the payroll deductions of each Participant for the Offering Period in which such transaction occurs to the purchase of whole shares of Common Stock at the lower of (i) 85% of the fair market value of the Common Stock on the Participant’s Enrollment Date into the Offering Period in which such transaction occurs or (ii) the fair market value of the Common Stock immediately prior to the consummation of such transaction. However, the applicable share limitations of Sections 7 and 8 shall continue to apply to any such purchase.

      The Company shall use its best efforts to provide at least 10 days’ advance written notice of the occurrence of any such sale, merger, reorganization or reverse merger, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights in accordance with the applicable provisions of this Section 7.

      8. Accrual Limitations.

            a.   Dollar Limit. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with rights to purchase Common Stock accrued under any other purchase right outstanding under this Plan and similar rights accrued under other employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company, would otherwise permit such Participant to purchase more than $25,000 worth of stock of the Company (determined on the basis of the fair market value of such stock on the date or dates such rights are granted to the Participant) for each calendar year such rights are at any time outstanding.

            b.   Application. For purposes of applying such accrual limitations, the right to acquire Common Stock pursuant to each purchase right outstanding under the Plan shall accrue as follows:

                 (i)   No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire $25,000 worth of Common Stock (determined on the basis of the fair market value on the date or dates of grant) pursuant to one or more purchase rights held by the Participant during such calendar year.

                 (ii)  If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Offering Period, then the payroll deductions which the Participant made during that Offering Period with respect to such purchase right shall be refunded, without interest.

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            c.   Controlling Provision. In the event there is any conflict between the provisions of this Section 8 and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Section 8 shall be controlling.

      9. Status of Plan Under Federal Tax Laws.

      This Plan is designed to qualify as an employee stock purchase plan under Code Section 423, and shall be governed and construed accordingly.

      10. Amendment and Termination.

            a.   Amendments, Suspension, Discontinuation. The Board may alter, amend, suspend or discontinue this Plan immediately following the close of any Offering Period. However, the Board may not, without the approval of the Company’s shareholders:

                 (i)   materially increase the number of shares issuable under this Plan or the maximum number of shares which may be purchased per Participant or in the aggregate during any one Offering Period under this Plan, except that the Plan Administrator shall have the authority, exercisable without such shareholder approval, to effect adjustments to the extent necessary to effect changes in the Company’s capital structure pursuant to Section 6(b);

                 (ii)  alter the purchase price formula so as to reduce the purchase price payable for the shares of Common Stock issuable under this Plan;

                 (iii) materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility to participate in this Plan; or

                 (iv)  adopt amendments which require shareholder approval under applicable law, including Section 16(b) of the Securities Exchange Act of 1934.

            b.   Termination of Purchase Rights. The Company shall have the right, exercisable in the sole discretion of the Plan Administrator, to terminate all outstanding purchase rights under this Plan immediately following the close of any Offering Period. Should the Company elect to exercise such right, then this Plan shall terminate in its entirety. No further purchase rights shall thereafter be granted or exercised, and no further payroll deductions shall thereafter be collected, under this Plan.

      11. General Provisions.

            a.    Requirements. No shares of Common Stock shall be issued hereunder, until (i) this Plan shall have been approved by the Company’s shareholders and (ii) the Company shall have complied with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, applicable laws of foreign countries and other jurisdictions, the requirements of any quotation service or stock exchange upon which the shares may then be listed, and all other applicable requirements established by law or regulation.

            b.    Plan Termination. This Plan shall terminate upon the earlier of (i) September 30, 2011 or (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under this Plan. In the event shareholder approval is not obtained, or such legal compliance is not effected, within 12 months after the date on which the Plan is adopted by the Board, the Plan shall terminate and have no further force or effect, and all funds collected by the Company shall be returned to all subscribers, without interest.

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            c.    Costs. All costs and expenses incurred in the administration of this Plan shall be paid by the Company.

            d.    No Status as Employee. Neither the action of the Company in establishing the Plan, or any action taken under this Plan by the Board or the Plan Administrator, nor any provision of this Plan itself shall be construed so as to grant any person the right to remain in the employ of the Company for any period of specific duration, and such person’s employment may be terminated at any time, with or without cause.

            e.    No Segregation of Funds. All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purposes and the Company shall not be obligated to segregate the payroll deductions.

            f.     No Interest. No Participant shall be entitled, at any time, to any payment or credit for interest with respect to or on the payroll deductions contemplated herein, or on any other assets held hereunder for the Participant’s account.

            g.    Governing Law. The provisions of this Plan shall be governed by the laws of the State of Washington.

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PROXY

CRAY INC.
Annual Meeting of Shareholders
May 29, 2002, 2:00 p.m.
411 First Avenue South, Seattle, Washington

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PLEASE SIGN AND RETURN THIS PROXY

The undersigned hereby appoints Burton J. Smith and James E. Rottsolk, and each of them, proxies with power of substitution to vote on behalf of the undersigned all shares that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Cray Inc. (the “Company”) on May 29, 2002, and any adjournments thereof, with all powers that the undersigned would possess if personally present, with respect to the following:

The shares represented by this proxy will be voted as specified on the reverse side, but if no specifi- cation is made, this proxy will be voted for the election of director nominees and for the proposal to approve the 2001 Employee Stock Purchase Plan. The proxies may vote in their discretion as to other matters that may come before this meeting.

(This proxy card continues and MUST be signed on the reverse side.)

- FOLD AND DETACH HERE -

Please mark your votes as indicated in this example

			FOR	WITHHOLD
			all nominees	AUTHORITY
			listed (except	to vote for
			as withheld)	nominees listed
1.	ELECTION OF TWO DIRECTORS: (Instructions: To withhold authority to vote for any individual, strike a line through the nominee’s name below.)

	Nominees:	01 Kenneth W. Kennedy 02 James E. Rottsolk

		FOR	AGAINST	ABSTAIN
2.	Approval of the 2001 Employee Stock Purchase Plan.

3.	Transaction of any business that properly comes before the meeting or any before the meeting or any adjournments thereof. A majority of the proxies or substitutes at the meeting mayor substitutes at the meeting may exercise all the powers granted hereby.

The Directors recommend that you vote for election of the named Directors and in favor of Proposal 2.

PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

Signature(s)	Date:	, 2002

Please date and sign exactly as name is imprinted hereon, including designation as executor, trustee, administrator, guardian or attorney, if applicable. When shares are held by joint tenants, both should sign. A corporation must sign its name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

- FOLD AND DETACH HERE -